EXHIBIT (10)(g)(v)
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                              EMPLOYMENT AGREEMENT
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        AGREEMENT, dated as of January 1, 1998 , by and between Atlantic
Hardware and Supply Corp., a New York corporation with its principal office at 601 West 26th St., New York, N.Y. 10001 (the "Company") and Paul R. Selden, residing at 415 First Avenue, Massapequa Park, New York 11762 (the "Employee").

                                    ARTICLE I
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                            EMPLOYMENT: TERM; DUTIES
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        1.01. Employment. Upon the terms and conditions hereinafter set forth, the Company hereby employs the Employee, and the Employee hereby accepts employment, as President of the Company.

        1.02. Employee represents and warrants to the Company that he is free to enter into this Agreement in accordance with the terms hereof and is under no restriction, contractual or otherwise, which would interfere with his execution hereof or performance hereunder.

        1.03. Term. The Employee's employment hereunder shall be for a term (the "Term") commencing as of this date (the "Commencement Date") and terminating at the close of business on December 31, 2000.

        1.04. Duties. During the Term, the Employee shall perform such duties, consistent with his position hereunder, as may be assigned to him from time to time by the Board of Directors. The Employee shall devote his best efforts and his entire time, attention and energies, during regular working hours, to the performance of his duties hereunder and to the furtherance of the business and interests of the Company, its subsidiaries and affiliate companies.

                                   ARTICLE II
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                                  COMPENSATION
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        2.01. Compensation. For all services rendered by the Employee hereunder and all covenants and conditions undertaken by him pursuant to this Agreement, the Company shall pay, and the Employee shall accept (i) a salary at the rate of $215,000 per annum. Compensation shall be payable not less frequently than in bi-weekly installments. The Company may (but shall not be obligated to), at any time and from time to time, grant to the Employee an increase or increases in the compensation otherwise payable pursuant to this Section 2.01, but such increase or increases, if any, shall not be deemed to alter, modify, waive or otherwise affect any other term, covenant or condition of this Agreement.

         2.02. Additional Incentive Compensation. For the calendar year 1998 and for each of the calendar years 1999 and 2000, the Employee shall receive, as additional compensation, a percentage of the Incentive Compensation Base. Incentive Compensation Base shall mean the Company's earnings as determined by the Company's Independent Certified Public Accountants increased by any deduction of (i) interest paid or accrued in connection with the acquisition of Atlantic Hardware and Supply Corp. from Thackeray Corporation, (ii) Federal, State and local income taxes, (iii) parent company management fees or allocation of overhead paid or accrued and (iv) this expense. Earnings of businesses acquired by the Company shall be included in determining Incentive Compensation Base. Incentive Compensation will be paid within 30 days following receipt by the Company of the Independent Accountant's report for the year involved and said report shall be binding and conclusive.

                                             Portion Of
                                             Incentive             Additional
                                            Compensation          Compensation
                                               Base                Percentages
                                               ----                -----------
                                        Up to      $  250,000           6%
                                        $250,000 to   500,000           7%
                                        $500,000 to   750,000           8%
                                        $750,000 to 1,000,000           9%
                                        $1,000,000 and over            10%

         For example, if the Incentive Compensation Base is $800,000, the additional compensation would be computed as follows:

                                        $250,000    at 6%     $15,000
                                        $250,000    at 7%     $17,500
                                        $250,000    at 8%     $20,000
                                        $ 50,000    at 9%     $ 4,500
                                        --------              -------
                                        $800,000              $59,000
                                        --------              -------

         2.03. Deductions. The Company shall deduct from the compensation described in Section 2.01 and Section 2.02 any federal, state or local withholding taxes, social security contributions and any other amounts which may be required to be deducted or withheld by the Company pursuant to any federal, state or city laws, rules or regulations.

         2.04. Disability Adjustments. Any compensation otherwise payable to the Employee pursuant to Section 2.01 during any Disability Period (as that term is hereinafter defined) shall be reduced by any amounts payable to the Employee for loss of earnings or the like under any insurance plan or policy the premiums for which are paid for in their entirety by the Company.



                                   ARTICLE III

                               BENEFITS; EXPENSES

         3.01. Fringe Benefits. During the Term, the Employee shall be entitled to participate, in amounts commensurate with the Employee's position hereunder, in such group life, health, accident, disability or hospitalization insurance plans as the Company or its parent may make available to its other executive employees.


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         3.02. Automobile. During the Term, the Company shall furnish the
Employee with a Cadillac, or comparable luxury automobile, (including the replacement thereof), of such make, model and year as the Employee shall determine, for use by the Employee in connection with the performance of his duties hereunder. Upon presentation of an itemized account thereof, with such substantiation as the Company shall require, the Company shall pay or reimburse the Employee for the reasonable and necessary expenses of the maintenance and operation of such automobile in connection with the performance of his duties hereunder. The Employee understands that as a result of and to reflect the provisions of this Section, the Company may include appropriate amounts on his W-2 form and, if required, withhold amounts from this salary.

         3.03. Expenses. Upon presentation of an itemized account thereof, with such substantiation as the Company shall require, the Company shall pay or reimburse the Employee for the reasonable and necessary expenses directly and properly incurred by the Employee in connection with the performance of his duties hereunder, subject to guidelines established by the Board of Directors.

         3.04. Vacations. During the Term, the Employee shall be entitled to paid holidays and paid vacations in accordance with the policy of the Company as determined by the Board of Directors; provided, however, that the Employee shall be entitled to not less than four weeks paid vacation during each year of the Term, to be taken at times convenient to the Employee and to the Company.

         3.05. Location. Notwithstanding anything which may be contained herein to the contrary, the Employee's office shall be located in the metropolitan New York area and the performance of his duties hereunder shall not require his continued presence outside of such counties if the Employee shall object thereto.

                                   ARTICLE IV

                                  TERMINATION

         4.01. Termination. The employment of the Employee, and the obligations of the Employee and the Company hereunder, shall cease and terminate (except as otherwise specifically provided in this Agreement) upon the first to occur on the following dates (the "Termination Date") described in this Section 4.01:

            (a)   The date of expiration by its terms of the Term;

            (b) The date of death of the Employee; provided, however, notwithstanding the foregoing:


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            (i)   the lump sum of Five Thousand ($5,000) Dollars shall be paid to the Employee's widow, if living, or if not, to the Employee's estate; and

            (ii)  the Employee's compensation, as determined in accordance with
                  Section 2.01, shall be paid for a period of one (1) year (irrespective of whether such one-year period exceeds the expiration date of the Term) to the Employee's widow, if living, or if not, to the Employee's estate.

            (iii) a pro rata share of any additional Incentive Compensation in an amount obtained by multiplying the additional Incentive Compensation for the full year or period, as the case may be, in which death occurred, by a fraction, the numerator of which is the number of days in the year of period in which Employee was employed and the denominator of which is the number of days of the year (365).



                                    ARTICLE V

         5.01. Disability. In the event that the Employee shall become unable, by reason of illness or incapacity, to perform the duties required of him pursuant to this Agreement, for a period of (i) ninety (90) consecutive days or
(ii) for 180 (one hundred eighty) days in any 365 day period, (the "Disability Period"), the Company may give notice (the "Disability Notice") to the Employee of the discontinuance of his services as President of the Company provided, however, notwithstanding the foregoing, this Agreement shall continue in full force and effect except as follows:

            (a) Section 1.04 shall become inoperative on the date on which the Disability Notice is given. In lieu of his duties as President, the duties of the Employee shall be, to the extent permitted by his illness or incapacity, to advise and counsel the officers and directors of the Company with respect to the affairs and business of the Company; and

            (b) The Company shall continue to pay and the Employee shall accept, total compensation in an amount determine din accordance with Section 2.01 for the Contract Year in which the Disability Notice shall have been given, such compensation to be paid to the Employee for the remainder of such Contract Years and for each of the


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                  succeeding Contract Years of the Term, irrespective of the amount or nature of the services rendered by the Employee pursuant to Section 5.01 (a). In addition, in the year in which the disability occurs, the employee shall receive a pro rata share of any additional incentive compensation in an amount obtained by multiplying the Incentive Compensation amount for the full year or period, as the case may be, in which disability occurred, by a fraction, the numerator of which is the number of days in the year or period in which the disability occurs and the denominator of which is the number of days of the year (365).

            (c) Notwithstanding anything herein contained to the contrary, in the event that, prior to the delivery of the notice specified in this Section 5.01, the Employee shall resume the full-time performance of his duties hereunder for a period of not less than twenty (20) consecutive working days, the Company may not give the Employee the Disability Notice.

                                   ARTICLE VI

                             RESTRICTIVE COVENANTS

         6.01. Non-Disclosure. The Employee shall not disclose or furnish to any other person, firm or corporation (the "Entity"), except in the course of the performance of his duties hereunder, the following:

            (a) any information relating to any process, technique or procedure used by the Company, including, without limitation, computer programs and methods of evaluation and pricing the marketing techniques; or

            (b) any information relating to the operations or financial status of the Company, including, without limitation, all financial data and sources of financing, which is not specifically a matter of public record; or

            (c) any information of a confidential nature obtained as a result of his prior, present or future relationship with the Company, which is not specifically a matter of public record; or

            (d)   any trade secrets of the Company; or

            (e) the name, address or other information relating to any customer or debtor of the Company.

         6.02. Non-Competition. The Employee shall not, from the date hereof and until the termination of his employment with the Company (the "Restriction Period"):

            (a) in any manner, directly or indirectly, be interested in, employed by, engaged in or participate in the ownership, management, operation or control of, or act in any advisory or other capacity for any entity which, directly or indirectly, competes with the Company throughout the Territory (as that term is hereinafter defined); provided, however, that the Employee may invest in any entity which may be deemed to be in competition with the Company hereunder, the Common Stock of which entity is "publicly held," provided that the Employee shall not own or control securities which constitute more than one (1) percent of the voting rights or equity ownership of such entity, or five (5) percent of the outstanding principal balance of any class of debt securities of such entity. The Employee or any entity shall be deemed to compete with the Company if at any time during the Restriction Period the Employee or such entity engages in the business of contract and architectural hardware, doors and frames, locksmithing, security systems and security hardware.

            (b) The Employee shall not, from the date hereof and until one year after the termination of his employment with the Company (the "Restriction Period"):

                  (i) in any manner, directly or indirectly, attempt to seek to cause any entity to refrain from dealing or doing business with the Company or assist any entity in doing so or attempting to do so.

                  (ii)  employ any Company employees.

         6.03. Definitions. As used in this Article VI: (a) the term "Company" shall include any parent, subsidiary or affiliate of, or successor to, the Company and (b) the term "Territory" shall mean any state (including the District of Columbia), territory or possession of the United States within which the Company presently or hereafter does business.

         6.04. Breach of Provisions. In the event that the Employee shall breach any of the provisions of this Article VI, or in the event that any such breach is threatened by the Employee, in addition to and without limiting or waiving any other remedies available to the Company at law or in equity, the Company shall be entitled to immediate injunctive relief in any court, domestic or foreign, having the capacity to grant such relief, to restrain any such breach or threatened breach and to enforce the provisions of this Article VI. The Employee agrees and acknowledges that there is no adequate remedy at law for any such breach or threatened breach and, in the event that any action or proceeding is brought seeking injunctive relief, the employee shall not use a defense thereto that there is an adequate remedy at law.

         6.05. Reasonable Restrictions. The parties acknowledge that the foregoing restrictions, the duration and the territorial scope thereof as set forth in this Article VI, are under all of the circumstances reasonable and necessary for the protection of the Company and its business.

                                  ARTICLE VII
                             TERMINATION FOR CAUSE

         7.01. Termination by the Company for Cause. At any time during the term of this Agreement, the Company may discharge the Employee for cause and terminate this Agreement without any further liability hereunder to the Employee or his estate, except to pay any accrued, but unpaid, salary but not Incentive Compensation to him. In the event of such termination, Employee agrees he shall also be deemed to have resigned from the Company and its Parent, as a President and Employee, effective as of the date of such termination. For purposes of this Agreement, a "discharge for cause" shall mean termination of the Employee upon written notification to the Employee limited, however, to one or more of the following reasons:

                  (i) Fraud, misappropriation or embezzlement by the Employee in connection with the Company; or

                  (ii) Gross neglect of duties which has a detrimental effect on the Company after notice to the Employee of the particular details thereof and a period of thirty (30) days to correct such mismanagement or neglect, if any; or

                  (iii) Conviction by a court of competent jurisdiction in the
                        United States of a felony or a crime involving moral turpitude; or

                  (iv) Willful and unauthorized disclosure of confidential, or proprietary trade secret information of the Company; or

                  (v) The Employee's breach of any material term or provision of this Agreement, after notice to the Employee of the particular details thereof and a period of not less than thirty (30) days thereafter within which to cure such breach, if any.

                                  ARTICLE VIII

                                 MISCELLANEOUS

         8.01. Assignment. This Agreement shall not be assigned by either party, except that the Company shall have the right to assign its rights hereunder to any parent, subsidiary and affiliate of, or successor to, the Company.



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         8.02. Binding Effect. This agreement shall extend to and be binding upon the Employee, his legal representatives, heirs and distributees, and upon the Company, its successors and assigns.

         8.03. Notices. Any notice required or permitted to be given under this Agreement to either party shall be sufficient if in writing and if sent by registered or certified mail, return receipt requested, to the address of such party hereinabove set forth, or to such other address as such party may hereafter designate by a notice given to the other party in the manner provided in this Section 8.03.

         8.04. Waiver. A waiver by a party hereto of a breach of any term, covenant or condition of this Agreement by the other party hereto shall not operate or be construed as waiver of any other or subsequent breach by such party of the same or any other term, covenant or condition hereof.

         8.05. Prior Agreements. Any and all prior agreements between the Company and the Employee, whether written or oral, between the parties, relating to any and all matters covered by, and contained or otherwise dealt with in, this Agreement are hereby cancelled and terminated.

         8.06. Entire Agreement. This Agreement sets forth the entire agreement between the parties with respect to the subject matter hereof and no waiver, modification, change or amendment of any of its provisions shall be valid unless in writing and signed by the party against whom such claimed waiver, modification, change or amendment is sought to be enforced.

         8.07. Authority. The parties severally represent and warrant that they have the power, authority and right to enter into this agreement and to carry out and perform the terms; covenants and conditions hereof.

         8.08. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. The federal and state courts in Nassau County, New York shall have exclusive jurisdiction on all matters relating to this Agreement.

         8.09. Severability. In the event that any of the provisions of this Agreement, or any portion thereof, shall be held to be invalid or unenforceable, the validity and enforceability of the remaining provisions shall not be affected or impaired, but shall remain in full force and effect.

         8.10 Titles. The titles of the Articles and Sections of this Agreement are inserted merely for convenience and ease of reference and shall not affect or modify the meaning of any of the terms, covenants or conditions of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and date first above written.

                             ATLANTIC HARDWARE AND SUPPLY CORP.

                             BY: ___________________________
                                 James W. Stewart, Secretary

                             BY:  ___________________________
                                 Paul Selden, Employee